CERTIFICATE OF CANCELLATION
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                          SILVER SCREEN PARTNERS, L.P.


     Silver Screen Partners, L.P., a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Act"), for the purpose of cancelling the Certificate of Limited Partnership of the Partnership pursuant to ss.17-203 of the Act hereby certified that:

     1. The name of the limited partnership is Silver Screen Partners, L.P.

     2. The limited partnership's Certificate of Limited Partnership was originally filed in the Office of the Secretary of State on June 8, 1983.

     3. The reason for filing this Certificate of Cancellation is that the partnership has liquidated its assets and distributed such assets to its partners.

     4. This Certificate of Cancellation shall become effective on November 16, 1998.

     IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, have executed this Certificate of Cancellation as of the 16th day of November, 1998.

                                            GENERAL PARTNERS:

                                            Silver Screen Management, Inc., its
                                                     Managing General Partner


                                            By:      /s/ROLAND W. BETTS
                                                     ---------------------------
                                                     Roland W. Betts
                                                     Title: President/Treasurer


                                            /s/ROLAND W. BETTS
                                            ------------------------------------
                                            Roland W. Betts, its Individual
                                                     General Partner